SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

        Current Report Pursuant to Section 13 or 15(d) of
                    the Securities Act of 1934

                  Date of Report: June 25, 1997

                          ASHWORTH, INC.
          (Exact name of registrant as specified in its charter)

         Delaware              0-18553            84-1052000
       (State or other         (Commission     (I.R.S. Employer
       jurisdiction           File Number)     Identification No.)
      of incorporation)

            2791 Loker Avenue West, Carlsbad, CA 92008
                (Address of principal executive offices)

                           760/438-6610
                 (Registrant's telephone number)

Item 5. On June 25, 1997, John Ashworth signed a multi-year consulting agreement with the Registrant whereby he resigned as senior executive vice president and elected to terminate his employee relationship with the Registrant. Mr. Ashworth will continue to serve as a consultant on an on-going basis and to serve on the Registrant's board of directors. Pursuant to the consulting agreement, Mr. Ashworth will continue to work with the Registrant's chief executive officer and creative staff to visualize and identify Company direction and evolve brand image.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

          Exhibits:

Exhibit 10     Personal Services Agreement and Acknowledgment of
               Termination of Executive Employment between Ashworth, Inc., and John L. Ashworth dated June 25, 1997

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 1997              ASHWORTH, INC.


                                 By: /s/ Randall L. Herrel, Sr.
                                 Randall L. Herrel, Sr., President and
                                 Chief Executive Officer